Exhibit 99.1

Visualant and Intellectual Ventures Join Forces to Accelerate Development of ChromaID Applications;

SDKs Begin Shipping the Week of November 18

Visualant Will Host a Conference Call Today at 2:30 p.m. PT to Discuss New Strategic Partnership

Seattle, WA – (November 14, 2013) – Visualant, Inc. (OTCQB: VSUL), a leading provider of disruptive light-based technologies, and Intellectual Ventures (IV), the global leader in the business of invention, have formed a strategic partnership to advance the commercialization of Visualant’s patented ChromaID™ technology through product applications and IP development.

ChromaID is a breakthrough light-based identification and measurement technology, with the potential to replace traditional spectral analysis and other costly methods of identification, authentication, and diagnosis.

IV will provide access to its global network of inventors and engineers to develop applications for ChromaID, including solutions for medical diagnostics, and food and drug safety. IV has also agreed to file a minimum of 10 patents covering these new ChromaID applications.

“Our new partnership with Intellectual Ventures is a tremendous validation of our technology,” said Visualant founder and CEO Ron Erickson. “Partnering with IV puts our technology in the hands of the world’s strongest IP development company, and its network of inventors and engineers.

“With the anticipated expansion of Visualant’s intellectual property, we expect to benefit immensely from IV’s global invention network, and highly successful business development and IP licensing teams. With IV’s assistance, we will put ChromaID technology into the hands of the world’s most innovative people at companies with tremendous capital and development resources, giving us great confidence that this disruptive technology will be soon be deployed in real-world applications.”

All of Visualant’s currently available ChromaID Scanner and Software Development Kit (SDK) inventory has been allocated and are scheduled to ship the week of November 18. Additional ChromaID Scanners and SDKs are being manufactured and scheduled for availability in early 2014.

“Visualant’s significant research and development investment has resulted in a truly revolutionary technology in ChromaID,” said Tim Londergan, head of commercial development for the Invention Development Fund at Intellectual Ventures. “We plan to expand the ChromaID patent portfolio as we develop innovative commercial applications.”

In addition to traditional IP licensing deals, companies work with IV's in-house inventors as well as its network of more than 4,000 inventors across ten countries to solve near-term technical issues and invent the technologies that will differentiate next-generation products from the competition. IV’s IP portfolio includes nearly 40,000 patent assets across more than 50 fields of technology.

Conference Call

Visualant’s president and CEO Ron Erickson will host a conference call today (November 14, 2013) at 2:30 p.m. Pacific time to discuss the strategic partnership. Tim Londergan, head of commercial development for the Invention Development Fund at Intellectual Ventures, will participate on the call. A question and answer session will follow the prepared remarks.

Date: Thursday, November 14, 2013

Time: 2:30 p.m. Pacific time (5:30 p.m. Eastern time)

Dial-in number: 1-877-941-2321

International number: 1-480-629-9666

Conference ID: 4650657

The presentation will be webcast live and available for replay via the Investors section of Visualant’s website at www.visualant.net.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 8:30 p.m. Pacific time on the same day through December 14, 2013.

Toll-free replay: 1-877-870-5176

International replay: 1-858-384-5517

Replay PIN: 4650657

About Intellectual Ventures

Founded in 2000, Intellectual Ventures (IV) is the global leader in the business of invention. IV collaborates with leading inventors, partners with pioneering companies and invests both expertise and capital in the process of invention. IV’s mission is to energize and streamline an invention economy that will drive innovation around the world. For more information on IV, go to www.intellectualventures.com.

About Visualant, Inc.

Visualant™ is a public company whose shares trade under the stock symbol “VSUL.” The Visualant Spectral Pattern Matching™ (SPM) technology directs structured light onto a substance or material, through a liquid or gas, or off a surface, to capture a unique ChromaID™. A ChromaID can be used to identify, detect, or diagnosis markers invisible to the human eye. ChromaID scanner modules can be integrated into a variety of mobile or fixed-mount form factors. The patented, award-winning technology is disruptive, making it possible to effectively conduct analyses in the field that could only previously be performed by large and expensive lab-based tests. For more information on Visualant, visit the company’s new website at www.visualant.net.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to (i) exposure to various risks related to our need for additional financing to support our technology development, ongoing operations and pay our debts; (ii) the sale of significant numbers of our shares; (iii) a volatile market price for our common stock; and (iv) risks associated with our Private Placement which closed June 14, 2013.  It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

Visualant Investor Contact:

Scott Liolios or Matt Glover

Liolios Group Investor Relations

Email    VSUL@liolios.com

Phone    +1 (949) 574-3860

Visualant Press Contacts:

Hal Bringman

Email    hal@nvpr.com

Desk     +1 (206) 299-0622 ext 801

Mobile  +1 (310) 210-8011

Skype    halbringman

Tina Qunell

Email     tina@nvpr.com

Mobile   +1 (206) 919-9652

Intellectual Ventures Press Contact:

Nick Gibson

Email    gibson@intven.com

Desk     +81 (0)3 3769-2620

Mobile  +81 (0)90 1509-2417